EXHIBIT 99.1

GENESIS ENERGY, LLC
BALANCE SHEET AS OF DECEMBER 31, 2009 AND INDEPENDENT AUDITORS’ REPORT

INDEPENDENT AUDITORS’ REPORT

To Genesis Energy, LLC
Houston, Texas

We have audited the accompanying balance sheet of Genesis Energy, LLC (the "Company") as of December 31, 2009.  This financial statement is the responsibility of the Company's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company as of December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 24, 2010

GENESIS ENERGY, LLC
BALANCE SHEET

December 31,
2009
(in thousands)
ASSETS

CURRENT ASSETS
Cash	$105
Accounts receivable - affiliate	2,143
Other receivable	86

Total current assets	2,334

INVESTMENTS IN UNCONSOLIDATED AFFILIATES	51,628

OTHER ASSETS	68

TOTAL	$54,030

LIABILITIES AND MEMBERS' EQUITY

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	$19,517

COMMITMENTS AND CONTINGENCIES (Note 5)

MEMBERS' EQUITY	34,513

TOTAL LIABILITIES AND MEMBERS' EQUITY	$54,030

The accompanying notes are an integral part of this financial statement.

GENESIS ENERGY, LLC
NOTES TO BALANCE SHEET
AS OF DECEMBER 31, 2009

1.	Organization and Summary of Significant Accounting Policies

Organization

Genesis Energy, LLC (the “Company”) is a Delaware limited liability company that is the general partner of Genesis Energy, L.P. (“GELP”) and Genesis Crude Oil, L.P. (“GCOLP”), and the subsidiary partnerships of Genesis Crude Oil, L.P.  GELP is a publicly traded Delaware limited partnership listed on the NYSE Amex under symbol GEL.  GELP is the limited partner in GCOLP with a 99.99% ownership interest and the Company is the general partner in GCOLP with a 0.01% ownership interest.  Through its subsidiaries, GELP is engaged in four business activities - pipeline transportation of crude oil, carbon dioxide and natural gas; services to refiners to treat the refiner’s sour gas streams;  transportation, storage and supply of energy products (primarily petroleum products and crude oil);  and industrial gas activities.  GCOLP also owns a 50% interest in T&P Syngas Supply Company, a general partnership that provides syngas processing services, and a 50% interest in Sandhill Group, LLC, an entity that processes carbon dioxide.  The personnel who manage and operate the assets of GELP and GCOLP are employed by the Company.

Denbury Gathering and Marketing, Inc. a wholly-owned subsidiary of Denbury Resources, Inc. (“Denbury”) indirectly owned a majority interest of the equity in, and controlled the Company as of December 31, 2009.  On February 5, 2010, Denbury sold its general partner interest in the Company to an investor group controlled by affiliates of Quintana Capital Group, L.P..  Additionally, the limited partner interest in GELP owned by the Company at December 31, 2009 was transferred to Denbury in the first quarter of 2010.  See Note 6.

Investments in Unconsolidated Affiliates

Investments in Unconsolidated Affiliates represents the Company’s 2% general partner interest and 7.17% limited partner interest in GELP and the Company’s 0.01% general partner interest in GCOLP.  The Company serves as the general partner of Genesis Pipeline Texas, L.P., Genesis Pipeline USA, L.P., Genesis CO2 Pipeline, L.P., Genesis Natural Gas Pipeline, L.P. and Genesis Syngas Investments, Inc., but has no direct economic interest in these entities, all of which are subsidiaries of GCOLP.

The equity method of accounting is used to account for the Company’s investments in GELP and GCOLP. See additional discussion in Note 2.

The Company’s investment in GCOLP and GELP exceeded its percentage of net equity of those investments at the time of acquisition by $2.2 million, which represents goodwill and is not subject to amortization.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any at the date of the balance sheet.  Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits.  The Company has no requirement for compensating balances or restrictions on cash.

Other Assets

Other assets consist of amounts invested in mutual funds with an insurance company to secure payment of amounts owed related to employee insurance programs.

Federal Income Taxes

The Company is organized as a pass-through entity for federal income tax purposes. As such, the Company does not directly pay federal income tax. The Company’s taxable income or loss is includable in the federal income tax returns of each member.

Cash Dividends

Cash dividends are typically paid to the members quarterly at the same time that the Company receives cash distributions from GELP and GCOLP.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consist of amounts related to the compensation of the personnel who manage and operate the assets of GCOLP and GELP.  The Company is reimbursed by GCOLP for all costs it incurs related to those personnel, excluding costs related to the Class B Membership Interests as discussed in Note 4.

Fair Value of Financial Instruments

The carrying values current assets and liabilities in the Balance Sheet approximated fair value due to the short maturity of these instruments.

Equity-Based Compensation

On December 31, 2008, the Company awarded Class B Membership Interests to its senior executives.  Accounting guidance for equity-based compensation requires compensation costs related to these interests be re-measured at each reporting date based on the fair value of the interests, and changes in that fair value be recognized over the vesting period. Recorded expense will be subsequently adjusted to fair value until final settlement.  See Notes 4 and 6.

Subsequent Events

We have considered subsequent events through February 26, 2010, the date of issuance, in preparing the Balance Sheet and notes thereto.  See Notes 4 and 6.

Recent and Proposed Accounting Pronouncements

Implemented in 2009

Recognized and Non-Recognized Subsequent Events

In May 2009, the Financial Accounting Standards Board (FASB) issued new guidance for accounting for subsequent events.  The new guidance establishes the accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued.  See “Subsequent Events” above for the related disclosure. The new guidance was applied prospectively beginning in the second quarter of 2009 and did not have a material impact on our financial statements

Implemented January 1, 2010

Consolidation of Variable Interest Entities (“VIEs”)

In June 2009, the FASB issued authoritative guidance to amend the manner in which entities evaluate whether consolidation is required for VIEs.  The model for determining which enterprise has a controlling financial interest and is the primary beneficiary of a VIE has changed significantly under the new guidance.  Previously, variable interest holders had to determine whether they had a controlling interest in a VIE based on a quantitative analysis of the expected gains and/or losses of the entity.  In contrast, the new guidance requires an enterprise with a variable interest in a VIE to qualitatively assess whether it has a controlling interest in the entity, and if so, whether it is the primary beneficiary.  Furthermore, this guidance requires that companies continually evaluate VIEs for consolidation, rather than assessing based upon the occurrence of triggering events.  This revised guidance also requires enhanced disclosures about how a company’s involvement with a VIE affects its financial statements and exposure to risks.  This guidance was effective for us beginning January 1, 2010.  We are currently assessing the impact this guidance may have on our consolidated financial statements

2.	Investments in Unconsolidated Affiliates

At December 31, 2009, the Company’s significant unconsolidated affiliates accounted for by the equity method included its 9.0% economic interest in GELP and its 0.01% economic interest in GCOLP.  The Company has significant influence over GELP and GCOLP; however, its control is limited under the limited partnership agreement and therefore, GELP and GCOLP are not consolidated.  Since GELP owns substantially all of GCOLP’s consolidated assets and conducts substantially all of GCOLP’s business and operations, the information set forth herein constitutes consolidated information for GELP and GCOLP.

December 31,
2009
(in thousands)
ASSETS

Current assets	$189,244

Fixed assets, net	284,887

Intangible assets, net	136,330

Goodwill	325,046

Other long-term assets, net	212,620

TOTAL ASSETS	$1,148,127

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities	$141,428

Long-term debt and other long-term liabilities	387,766

Partners' capital	618,933

TOTAL LIABILITIES AND PARTNERS' CAPITAL	$1,148,127

3.	Transactions with Related Parties

At December 31, 2009, the Company had a net receivable of $2.1 million from GCOLP for payment of operating expenses.

4.	Member Interests

The Company has two classes of members – Class A Members and Class B Members.  Denbury Gathering & Marketing, Inc. holds the Class A Membership Interest.  The Class A Member owns all of the Company’s rights to GELP’s and GCOLP’s general partner interests, GELP limited partner interests and incentive distribution rights (IDRs) in GELP, except to the extent that distributions or allocations are specifically designated to be allocated to or distributed to the Class B Members.  The Company awarded Class B Membership Interests to three of its senior executives as long-term incentive compensation. These Class B Membership Interests compensate the holders thereof by providing rewards based on increased shares of the cash distributions attributable to the IDRs of GELP to the extent GELP increases its cash available for distribution to its equity owners. During his employment with the Company, each senior executive is entitled to receive quarterly distributions in respect of his Class B Membership Interest from the Company in amounts equal to a percentage of the distributions GELP pays in respect of its IDRs.  In addition, upon a change in control of the Company, the senior executive’s Class B Membership Interest will be redeemed.  Additionally the Company’s chief executive officer and chief operating officer participate in a deferred compensation plan, whereby they may be entitled to receive a cash payment upon termination of employment or a change in control of the Company.

The Company will not seek reimbursement (on behalf of the Company or its affiliates) under GELP’s or GCOLP’s partnership agreements for the costs of these senior executive compensation arrangements to the extent relating to their ownership of Class B Membership Interests (including current cash distributions made by the Company out of the IDRs and payment of redemption amounts for those IDRs) and the deferred compensation amounts.

The Class B Membership Interests awarded to the senior executives are accounted for as liability awards under the accounting guidance for equity-based compensation.  As such, the fair value of the compensation cost we record for these awards is recomputed at each measurement date through final settlement and the expense to be recorded is adjusted based on that fair value.  Compensation expense is recorded on an accelerated basis to align with the requisite service period of the award.

At December 31, 2009, management estimated that the fair value of the Class B Membership Awards and the related deferred compensation awards granted to our Senior Executives was approximately $30.5 million.    For the year ended December 31, 2009, we recorded expense of $14.1 million for these awards.  At December 31, 2009, the liability for these awards included in the Balance Sheet totaled $17.1 million.

The fair value of the Class B Membership Awards and the related deferred compensation was calculated utilizing assumptions regarding the following factors:

•	Estimates of the level of IDR distributions that would be paid to our general partner assuming our current quarterly increase in the distribution through the final vesting date of December 31, 2012.

•	Estimates of the level of available cash we estimate we will generate for each quarter through the vesting date and available cash attributable to certain assets that are excluded in the computations.

•	Estimates of an appropriate discount factor to utilize for computation of the fair value of the awards.

Additionally the determination of fair value is affected by the distribution yield of a group of publicly-traded entities that are the general partners in publicly-traded master limited partnerships, a factor over which we have no control.

The Class B Membership Awards and related deferred compensation agreements contained provisions providing for vesting upon a change in control of our general partner.  As a result of the sale of the Company in February 2010, the Class B Membership Interests were redeemed and the deferred compensation was paid to the Senior Executives.  The total paid to our Senior Executives by our general partner at that date was $14.9 million, which, when combined with amounts paid to the Senior Executives during 2009 related to the Class B Membership Interests, resulted in a total non-cash compensation expense of $15.4 million.  The difference between the fair value at December 31, 2009 and the amounts total amounts paid by our general partner upon settlement of the awards will be recognized as a reduction of compensation expense in the first quarter of 2010.  See Note 6.

5.	Commitments and Contingencies

The Company is jointly and severally liable for all of GELP’s and GCOLP’s obligations unless and except to the extent those obligations provide that they are non-recourse to the Company.  GCOLP’s credit facility is non-recourse to the Company, except to the extent of the Company’s pledge of its 0.01% general partner interest in GCOLP.  There are no guarantees by Denbury or any of its other subsidiaries of the debt of the Company, GELP or GCOLP.  The Company has no reason to believe that it will be obligated to perform under any liability of GELP or GCOLP.

6.	Subsequent Event

On February 5, 2010, affiliates of Quintana Capital Group II, L.P., along with members of the Davison family and members of the senior executive management team of GELP, EIV Capital Fund LP, a Delaware limited partnership, and other investors (collectively, the “New Owner Group”) purchased all of the Class A membership interests in the Company from Denbury.   In connection with the amendment and restatement of the Company’s limited liability agreement, two forms of member interests in the Company replaced the Class A Member and Class B Member Interests.  These new member interests are identified as Series A and Series B units.

All of the Class B membership interests in the Company held by the three existing senior executives of were either (i) converted into Series A units in the Company or (ii) or redeemed by the Company.  The amounts owed under the deferred compensation plan with the senior executives was similarly converted or redeemed.  In total, the value of the Series A units issued and cash payments made to settle the Company’s obligations under the Class B membership interests and deferred compensation totaled $14.9 million.

Pursuant to restricted unit agreements entered into with the Company, certain members of the senior executive management team of the Company, received an aggregate of 767 Series B-1 units in our general partner that vest as follows:  (i) 25% vest on the first anniversary of the issuance, (ii) 33 1/3% of the remaining unvested units vest on the second anniversary of the issuance, (iii) 50% of the remaining unvested units vest on the third anniversary of the issuance and (iv) 100% of the remaining unvested units vest on the fourth anniversary of the issuance.  Under the terms of the restricted unit agreements, in the event of certain public offerings, a change of control or similar transaction by the Company, the executive’s unvested units will become fully vested. In the event of death or disability, the executive’s employment date will be deemed extended through to the next anniversary date for vesting purposes.  If the executive is terminated for “cause” or he or she leaves without “good reason” (as such terms are defined in the restricted unit agreements), he or she will forfeit all of his or her units, whether vested or unvested.  If the executive is terminated without “cause,” by death or disability, or by the executive for “good reason,” then he or she will forfeit all unvested units and our general partner will have the right to repurchase or redeem any vested units.  Subject to the rights of the holders of Series A units to receive distributions up to certain threshold amounts, holders of Series B-1 units, upon vesting, have the right to receive quarterly distributions and certain tax distributions in accordance with the Amended and Restated Limited Liability Company Agreement of the Company.